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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)    December 29, 2003
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                                    SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      000-22194              36-2815480
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(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
Incorporation)                          File Number)        Identification No.)

233 South Wacker Drive, Chicago, Illinois                       60606
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(Address of Principal Executive Offices)                      (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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         ITEM 5:  OTHER EVENTS.

         On December 29, 2003, SPSS Inc. ("SPSS") received its first payment in a transaction with Systat Software, Inc., a subsidiary of Cranes Software International Ltd. ("Systat"), pursuant to which Systat acquired from SPSS an exclusive worldwide license to distribute the Sigma-series line of products for a three-year period and purchased certain related assets. Sigma-series products are used by scientists and engineers for data presentation and analysis, including the flagship SigmaPlot(R) offering, SigmaStat(R) statistical analysis package, and SigmaScan image analysis software. Pursuant to the agreement, Systat assumed all responsibilities for the marketing and sales of the products as well as their ongoing development and technical support. SPSS also transferred to Systat all rights and obligations with respect to customers and personnel and all fixed assets related to the Sigma-series products (the "Related Assets"). In exchange for the exclusive worldwide license and Related Assets, Systat is obligated to make cash payments to SPSS in the aggregate amount of $13,000,000. The agreement between SPSS and Systat also grants to Systat an option to purchase the licensed property. Systat may exercise this purchase option for $1,000,000 within 180 days prior to the end of the three-year license period.

         The $9,000,000 payment made by Systat to SPSS on December 29, 2003 includes the initial $6,000,000 license fee and $3,000,000 in consideration of the Related Assets. Systat is obligated to make additional license payments in the aggregate amount of $3,000,000 in 2004 and a final license payment of $1,000,000 in 2005.

         SPSS intends to account for the transaction in two parts: (a) as a licensing of software, for which the revenues will be recognized ratably over three years starting in December 2003 and (b) as a sale of assets, the net effect of which will appear on the fourth quarter 2003 income statement of SPSS.

         On January 5, 2004, SPSS issued a press release describing the transaction reported on this Current Report on Form 8-K. SPSS has corrected certain factual errors set forth in the original press release and has posted a corrected version of the press release on its website at www.spss.com. The corrected press release includes the following modifications. The corrected press release identifies Mr. Asif Khader as the President of Systat to replace an incorrect reference in the original press release to Mr. Tanveer Khader as the President of Systat. The corrected press release also clarifies corporate information regarding Systat.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPSS INC.

                                    By:  /s/ Robert Brinkmann
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                                         Robert Brinkmann,
                                         Assistant Secretary and Controller
         Dated:  January 6, 2004